Exhibit 99.1

BLACKSANDS PETROLEUM, INC.

O&G OPERATIONS
800 Bering, Suite 250
Houston, Texas 77057
Main 713.554.4491
Fax no. 713.583.1617

Date: October 3, 2013

To: Blacksands Board of Directors

I resign the position of Chief Executive Officer, President and Board of Director of Blacksands Petroleum, Inc. I am proud and honored to have had the opportunity to work the past 3 + years with a committed world-class team focused on the objective of building an oil and gas company. Although I resign the positions as stated, I remain as a Special Advisor of the Blacksands Permian Basin Asset Committee to continue to achieve the goals of the Company.

/s/ DAVID V. DE MARCO
David V. De Marco